Exhibit 5.1

16 February 2012

To:                              Board of Directors

Alkermes plc

Treasury Building

Lower Grand Canal Street

Dublin 2

Ireland

Re:                               Alkermes plc

Form S-1 Registration Statement

Dear Sirs,

1.                                       Basis of Opinion

We are acting as Irish counsel to Alkermes plc, registered number 498284, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Treasury Building, Lower Grand Canal Street, Dublin 2 (the “Company”), in connection with the registration statement on Form S-1 to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around the date hereof (the “Registration Statement”). We refer in particular to the Company’s ordinary shares of US$0.01 nominal value per share (the “Shares”) that may be offered and sold by a certain shareholder pursuant to the Registration Statement.

1.1                                 This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.2                                 This Opinion is also strictly confined to:

(a)                                  the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.4 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.3                                 For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.4                                 For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 15 February 2012 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.5                                 This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.                                       Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                                 The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and had the requisite corporate authority to issue the Shares.

2.2                                 The Shares have been validly issued pursuant to the resolutions of the board of directors of the Company and are fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.                                       Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1                                 that the Registration Statement will have become effective under the Securities Act;

3.2                                 that all securities offered and/or sold under the Registration Statement will be offered and/or sold in compliance with all applicable laws, including applicable U.S. federal and U.S. state securities laws, in the manner stated in the Registration Statement and any appropriate prospectus supplement;

3.3                                 that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.4                                 that any offer and/or sale of Shares will be in compliance with the Companies Acts, 1963 to 2009 of Ireland (the “Companies Acts”), the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.5                                 that as at the time of the offer and/or sale of the Shares, such offer and/or sale shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.6                                 that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland;

3.7                                 that any power of attorney granted by the Company in respect of the offer and/or sale of the Shares shall have been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Acts, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.8                                 the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.9                                 where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.10                           that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.11                           that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof and that there is or was, at the relevant time of allotment of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.12                           that the Memorandum and Articles of Association of the Company amended on 15 September 2011 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Memorandum and Articles of Association of the Company;

Accuracy of searches and warranties

3.13                           the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.4 above and that such information has not since the time of such search or enquiry been altered.  It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.14                           the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Commercial Benefit

3.15                           that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.                                       Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

Yours faithfully,

/s/_Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                       A copy of the form of the Registration Statement on Form S-1 to be filed by the Company with the SEC.

2.                                       A copy of the resolution of the board of directors of the Company dated 8 May 2011;

3.                                       A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 15 September 2011;

4.                                       A copy of the resolution of the board of directors of the Company dated 16 September 2011;

5.                                       A corporate certificate of the Secretary of the Company dated 16 February 2012;

6.                                       A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 15 September 2011;

7.                                       A copy of the Certificate of Incorporation of the Company dated 4 May 2011;

8.                                       A copy of the Certificate of Incorporation on re-registration as a public limited company dated 25 July 2011;

9.                                       A copy of the Certificate of Incorporation of Change of Name of the Company dated 14 September 2011; and

10.                                 Letter of Status from the Irish Companies Registration Office dated 15 February 2012.